Exhibit 31.2
CERTIFICATIONS

I, KIMBERLY THARP, certify that:

1)	I have reviewed this annual report on Form 10-K of Florida Gaming Corporation;

2)
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to  state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with  respect to the period covered by this annual report;

3)
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all  material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the  periods presented in  this annual report;

4)
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act 13a-15(f) and 15d-15(f)) for the registrant and we have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our   supervision, to ensure that material information relating to registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting  to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our  conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this  report based on such evaluation; and

d)
disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred  during the registrants December 31, 2010 annual report, that has materially affected, or is reasonably likely to materially affect,   the registrant’s internal control over financial reporting; and

5)
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the registrant’s auditors  and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the  registrant’s ability  to  record, process, summarize and report financial  information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6)
The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

March 31, 2011	/s/ Kimberly R. Tharp
Chief Financial Officer